SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 26, 2002

3COM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-12867	94-2605794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Bayfront Plaza

Santa Clara, CA

95052

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (408) 326-5000

(Former name or former address, if changed since last report)

Item 5.  Other Events

                On November 26, 2002, 3Com Corporation (“3Com”) sold 550,000 square feet of its property located in Marlborough, Massachusetts.  3Com will subsequently lease back approximately 168,000 square feet of this property.  This property was not classified as held for sale as of May 31, 2002 or August 31, 2002.  Net proceeds from the sale were approximately $57 million, resulting in a loss of approximately $31 million that will be recorded in restructuring charges in 3Com’s fiscal second quarter ended November 29, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION

Date: December 2, 2002	By:	/s/ MARK D. MICHAEL
Mark D. Michael
Vice President, General Counsel and Secretary